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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

        INNUITY, INC. ENTERS IN AGREEMENT TO ACQUIRE CREDITDISCOVERY, LLC

  INNUITY TO INTEGRATE INDUSTRY-LEADING, MERCHANT APPROVAL SOFTWARE COMPANY AND
                PRODUCTS INTO ITS MERCHANT SERVICES BUSINESS LINE

REDMOND, WASH. (NOVEMBER 9, 2006) - Innuity, Inc. (OTC BB: INNU), a Software as a Services (SaaS) company that designs, acquires and integrates applications to deliver affordable solutions to small businesses, announced today that it has entered into an agreement to acquire substantially all of the assets of Creditdiscovery LLC and Acquirint LLC for an aggregate purchase price of 454,000 shares of Innuity's common stock and the assumption of $95,000 in liabilities.

The acquisitions have been approved by the board of directors of each respective company and are subject to various conditions to close, including the completion of due diligence by Innuity and other customary closing conditions.

Creditdiscovery develops and delivers web-based credit card processing products and services to the merchant acquiring business, banking and financial institutions. Creditdiscovery's merchant life cycle management products provide rapid merchant account application processing, real time credit scoring, boarding automation, contract origination, settlement and clearing data, risk management and profitability and residual management. Acquirint is currently the only licensed reseller of Creditdiscovery's merchant accounting system and full-service independent sales organization (ISO) solutions.

With Creditdiscovery's flagship product, FinanceExpress, users take merchant applications from the prospect stage through account set-up and boarding, and then move on to total terminal set-up, transaction processing and detailed daily reporting. FinanceExpress transparently employs multiple technologies designed to provide a streamlined, integrated and seamlessly efficient user experience.

Innuity plans to integrate Creditdiscovery's merchant life cycle management products into its Merchant Services business line's existing suite of payment processing, service provider applications and acquiring solutions for the bank card services and payment processing industry. Innuity sees Creditdiscovery's web-based merchant account application, booking and boarding, fulfillment and risk management tools as bringing a new set of complementary, robust capabilities to Innuity and it partners. As part of the integration process, Innuity's Merchant Services business line plans to simplify and adapt product delivery, pricing and service contracts to better and more cost-effectively serve the market.

"We believe our acquisition of Creditdiscovery will elevate our ability to provide Innuity and our payment acquirers -- agent banks, ISO's and agents' customers -- with the most efficient booking, boarding and deployment solution in the acquiring marketplace," said John Wall, chairman and chief executive officer of Innuity. "Importantly, the Creditdiscovery acquisition would also help fulfill our mission to bring market-tested, affordable and highly-recognized innovations -- technologies, products and knowledge -- to our customers."

                                     -more-

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ABOUT INNUITY

Headquartered in Redmond, WA, Innuity is Software as a Services (SaaS) company that designs, acquires and integrates applications to deliver solutions for small business. Innuity's Internet technology is based on an affordable, on-demand model that allows small businesses to simply interact with customers, business partners and vendors and efficiently manage their businesses. Innuity delivers its on-demand applications through its Internet technology platform, Innuity Velocity(TM). The Velocity technology platform enables use-based pricing, provides the opportunity to choose applications individually or as an integrated suite and requires minimum start-up costs and maintenance. For more information on Innuity, go to www.innuity.com.

ABOUT CREDITDISCOVERY

A privately held company headquartered in Garden Grove, California, Creditdiscovery provides high-end technology products and services to merchant service providers, banks, acquirers, credit card issuers, leasing companies and Internet financing companies. Creditdiscovery was founded in 2000 and entered the market with an instant online credit decisioning and authentication product focus. For more information on Creditdiscovery go to www.creditdiscovery.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements and information, (within the meaning of the Private Securities Litigation Reform Act of 1995) about our financial results and estimates, business prospects, and products under development that involve substantial risk and uncertainties. For example, our business depends in part on our ability to provide an increasing selection of value-added Internet technology applications and solutions, many of which we do not currently possess but plan to develop internally or to provide or obtain through agreements with third parties. Our business will be harmed if we are unable to develop or offer additional Internet technology applications and solutions in a timely and cost-effective manner. To expand our Internet technology solutions offerings, we may need to license or acquire other technologies or businesses. We may find that it is difficult to identify or conclude such acquisitions on favorable terms, or to integrate future technology or business acquisitions, which could limit our growth, disrupt our business and adversely affect our operating results. Other factors include, but are not limited to, risks and uncertainties associated with our financial condition, our ability to sell our products and services, our ability to compete with competitors, and those included in our annual report on Form 10-KSB, as well as other documents we periodically file with the Securities and Exchange Commission.

MEDIA CONTACT:
Bob Silver
MWW Group
206-689-8505 (office)
206-355-2993 (cell)
bsilver@mww.com

IR CONTACT:
Jordan Silverstein
The Investor Relations Group
212-825-3210 (office)
jsilverstein@investorrelationsgroup.com

                                     -more-

COMPANY CONTACT:
Shivonne Byrne
Innuity, Inc.
425-968-0306 (office)
shivonne@innuity.com

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